Exhibit 4.225
DEED OF HYPOTHEC
ON THIS First (1st) day of September, Two Thousand and Ten (2010),
BEFORE Mtre Lucie Boulanger, the undersigned Notary, practising in the City and District of Montreal, Province of Québec,

APPEARED:	THE BANK OF NEW YORK MELLON, a legal person, having an office at 101 Barclay Street, Floor 4E, New York, NY 10286, herein acting as “fondé de pouvoir” under Article 2692 of the Civil Code of Québec, herein acting and represented by Lana RABINOVITCH, hereunto duly authorized by a power of attorney dated August 25th, 2010, a copy or a duplicate of which is attached hereto as Appendix “A”, after having been acknowledged true and signed for identification by the said representative with and in the presence of the undersigned Notary,

(hereinafter called the “Attorney”):

AND:	REYNOLDS FOOD PACKAGING CANADA INC. / EMBALLAGE ALIMENTAIRE REYNOLDS CANADA INC., a legal person existing under the laws of Canada, having its registered office at 5555 William Price Street, Laval, Québec H7L 6C4, herein acting and represented by Marc-Antoine LA ROCHELLE, hereunto duly authorized by a resolution dated August 26th, 2010, a certified copy or a duplicate of which is attached hereto as Appendix “B”, after having been acknowledged true and signed for identification by the said representative with and in the presence of the undersigned Notary,

(hereinafter called the “Grantor”)
The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee.
WHEREAS as continuing collateral security for the due payment, inter alia, of the Obligations (as hereinafter defined), the Grantor has agreed to hypothecate all of its present and future movable and immovable property;
NOW, THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:
ARTICLE 1
INTERPRETATION
Section 1.1 Definitions
     Capitalized terms used herein and defined in the First Lien Intercreditor Agreement (as hereinafter defined) shall have the meaning ascribed to them in the First Lien Intercreditor Agreement unless otherwise defined therein and, as used herein, the following terms have the following meanings unless there is something in the subject matter or context inconsistent therewith:
     “Agreed Security Principles” has the meaning given to such term in the Credit Agreement and the Senior Secured Notes Indenture and, to the extent of any inconsistency, the meaning in the Credit Agreement prevails.
     “Applicable Law” means, with respect to any Person, any federal, provincial, state, local, municipal or foreign (including the European Union) law, statute, treaty, rule or regulation or final, non-appealable determination of any arbitrator or any court or other Governmental Authority, in each case having legally binding effect upon and applicable to such Person or to any of its property.
     “Attorney” means the Attorney defined above, acting as fondé de pouvoir under Article 2692 of the Civil Code of Québec, and its successors and assigns.
     “Bondholder” means any Person holding at any time any one or more of the Bonds and any Person with whom any Bond has been deposited as security or in whose favour a Bond has been pledged.

     “Bonds” means the bonds which have been or may be issued hereunder from time to time, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and “Bond” means any one of them.
     “Business Day” means a day (other than Saturday or Sunday) on which banks are open for business in New York, London, Toronto and Montreal.
     “Charged Property” means the universality of all of the property, rights and assets of the Grantor, present and future, movable and immovable, corporeal and incorporeal, of whatsoever nature and wheresoever situated, including, without limitation:
(a)	all present and future:
(i)	Claims;

(ii)	Contractual Rights;

(iii)	Equipment;

(iv)	Hypothecated Securities;

(V)	Immovables;

(vi)	Insurance Policies;

(vii)	Intellectual Property;

(viii)	Inventory;

(ix)	Leases;
(x)	Proceeds;
(xi)	Records;

(xii)	Related Property;

(xiii)	Rents; and

(xiv)	Title Documents;
(b) all renewals, substitutions, improvements, accessions, attachments, additions, replacements and proceeds to, of or from each of the foregoing.
     As used in this Hypothec, the term “Charged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

     “Claims” means all claims of the Grantor, including, without limitation, all cash, cash equivalents, bank accounts, accounts receivable, claims, debts, accounts and monies of every nature which are now or which may at anytime hereafter be due, owing or accruing to or owned by the Grantor, and also all securities, bills, notes, negotiable instruments and other documents now held or owned or which may be hereafter taken, held or owned by the Grantor or anyone on behalf of the Grantor in respect of the foregoing or any part thereof.
     “Collateral Agent” means The Bank of New York Mellon in its capacity as collateral agent for the Secured Parties as appointed under the First Lien Intercreditor Agreement, and its successors, permitted transferees and permitted assigns in such capacity.
     “Collateral Rights” means all the rights and powers of the Attorney provided by or pursuant to this Hypothec or by law.
     “Contractual Rights” means all present and future rights of the Grantor arising under or in connection with any agreements (such as, by way of example only, construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, franchise agreements and service contracts), permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Charged Property or any part thereof.
     “Control Agreement” means:
     (i) with respect to any uncertificated securities included in the Charged Property, an agreement between the issuer of such uncertificated securities and another Person whereby such issuer agrees to comply with instructions that are originated by such Person in respect of such uncertificated securities, without the further consent of the Grantor; and
     (ii) with respect to any securities accounts or security entitlements included in the Charged Property, an agreement between the securities intermediary in respect of such securities accounts or security entitlements and another Person to comply with any entitlement orders with respect to such securities accounts or security entitlements that are originated by such Person, without the further consent of the Grantor.
     “Credit Agreement” means the Credit Agreement dated as of November 5, 2009 among Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., SIG Euro Holding AG & Co. KGaA, Closure Systems International Holdings Inc., Closure Systems International B.V. and SIG Austria Holding GmbH as borrowers, Reynolds Group Holdings Limited, the lenders from time to time party thereto and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent, as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time.

     “Delegate” means a delegate or sub-delegate appointed pursuant to Section 7.4 of this Hypothec.
     “Enforcement Event” means (a) any “Event of Default” under, and as defined in, the First Lien Intercreditor Agreement, and (b) any failure by the Grantor to pay any amount payable under any of the Bonds when due.
     “Equipment” means all present and future equipment and machinery of the Grantor of whatever kind and wherever situated, including, without limitation, all machinery, equipment, tools, apparatus, furniture, fixtures and vehicles of whatsoever nature or kind.
     “Excluded Subsidiary” has the meaning given to it in the Credit Agreement or, if the Credit Agreement is no longer in existence, any Additional Agreement.
     “First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement dated as of November 5, 2009, among the Collateral Agent, The Bank of New York Mellon, as trustee under the Senior Secured Notes Indenture, Credit Suisse AG (formerly known as Credit Suisse), as administrative agent under the Credit Agreement, and the Loan Parties, as amended, novated, supplemented, restated or modified from time to time (including by the Amendment No. 1 and Joinder Agreement which added Wilmington Trust London Limited as a collateral agent under the First Lien Intercreditor Agreement).
     “Governmental Authority” means any federal, provincial, state, regional, municipal or foreign (including the European Union) court, government or governmental agency, board, tribunal, authority, instrumentality or regulatory body and includes Her Majesty the Queen in right of Canada or any Province or Territory thereof.
     “Grantor” means the Grantor defined above, and its successors and permitted assigns, including, without limitation, any Person resulting from the amalgamation or continuation of the Grantor.
     “Holder” means any Person holding at any time any one or more of the Titles of Indebtedness and any Person with whom any Title of Indebtedness has been deposited as security or in whose favour a Title of Indebtedness has been pledged.
     “Hypothec” means this deed and all amendments, replacements, restatements, supplements and substitutions thereto.
     “Hypothecated Securities” means all securities, security entitlements, financial assets, investment property, investment certificates, futures contracts, shares, options, warrants, interests, participations, units or other equivalents of, in or issued by a trust, legal person, partnership, limited partnership or other entity, whether voting or non-voting or participating or non-participating, now or hereafter owned by the Grantor, provided, however, that all securities, security entitlements, financial assets, investment property, investment certificates, futures contracts, shares, options, warrants, interests, participations, units or other equivalents of, in or issued by an Excluded Subsidiary, whether voting or non-voting or participating or non-participating now or hereafter owned by the Grantor shall be excluded from the Hypothecated Securities.
     “Immovables” means, collectively, all immovable property(ies) of the Grantor now owned or hereafter acquired including, but not limited to, the immovable property(ies) described in the Second Schedule of this Hypothec and any other property which becomes immovable by effect of Applicable Law.
     “Insurance Policies” means all present and future insurance policies maintained by the Grantor in respect of the Charged Property (or a portion thereof) or the life of any individual and all insurance proceeds or indemnities in respect of the Charged Property or the life of any individual payable thereunder from time to time.
     “Intellectual Property” means all of the right, title and interest of the Grantor in the intellectual property and industrial property now or hereafter owned or used by the Grantor, including, without limitation, all patents and trademarks, whether registered or not, industrial designs (as well as applications for patents, trademarks or industrial designs), copyrights, inventions, trade secrets, know-how, plant breeder’s rights, topography of integrated circuits, rights related to the Grantor’s clientele and good will, corporate and other business names, as well as similar rights, now or hereafter owned, used or held by the Grantor.
     “Intercreditor Arrangements” means the First Lien Intercreditor Agreement and any other document that is designated by the Loan Parties’ Agent and the Collateral Agent as an intercreditor agreement, in each case as amended, novated, supplemented, restated, replaced or modified from time to time.
     “Inventory” means all of the inventory of the Grantor, both present and future whether in its possession, in transit or held on its behalf, including, without limitation, all raw materials, work in progress or materials used or consumed in the business of the Grantor and all other goods and all products and by-products thereof or derived therefrom, manufactured, produced or purchased for sale, lease or resale by the Grantor, or procured for such manufactured products, sale, lease or resale and all goods, wares and merchandises used or procured for the packing or shipping of any of the foregoing, and all the goods, wares and merchandises, products and by-products thereof or derived therefrom, so manufactured, produced or purchased for sale, lease or resale.
     “Issuers” means the “Issuers” under, and as defined in, the Senior Secured Notes Indenture, including their successors in interest.

     “Leases” means, collectively, all present and future leases, offers to lease, sub-leases and other agreements relating to the occupancy, use or enjoyment of the whole or any portion of the Immovables and “Lease” means any one of them.
     “Loan Documents” means the “Credit Documents” under, and as defined in, the First Lien Intercreditor Agreement and any other document designated by the Loan Parties’ Agent and the Collateral Agent as a Loan Document.
     “Loan Parties” means the “Grantors” under, and as defined in, the First Lien Intercreditor Agreement.
     “Loan Parties’ Agent” means Reynolds Group Holdings Limited (formerly known as Rank Group Holdings Limited);
     “Notes” means the “Notes” under, and as defined in the Senior Secured Notes Indenture, provided that such documents constitute “bonds and other titles of indebtedness” within the meaning of Article 2692 of the Civil Code of Québec and “Note” means any one of them.
     “Obligations” means the due and punctual payment, in lawful money of Canada, of all principal of and interest (including interest on amounts in default) and premiums if any, on the Titles of Indebtedness.
     “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, limited liability company, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.
     “Principal Finance Documents” means the Credit Agreement, the Senior Secured Notes Indenture, the Intercreditor Arrangements and any Additional Agreement.
     “Proceeds” means identifiable or traceable movable property, present or future, in any form derived directly or indirectly from any dealing with the Charged Property or the proceeds therefrom including any payment or right to a payment or insurance representing an indemnity or compensation for loss of or damage to the Charged Property or any part thereof or proceeds therefrom.
     “Records” means all present and future deeds, documents, books, manuals, papers, letters, invoices, writings and data (electronic or otherwise), access codes, recordings, evidencing or relating to the Charged Property or any part thereof including all copies and representations of the Intellectual Property in any form now known or in the future developed or discovered including, without limitation, those on paper, magnetic and optical media, and all working papers, notes, charges, drawings, materials and diagrams created in the process of developing the Intellectual Property.

     “Related Property” means the following: (a) any indemnity or proceeds of expropriation or reimbursement of all taxes, rates, assessments, levies, surtaxes and any other impositions, ordinary and extraordinary, which may be assessed on or payable in respect of any of the Charged Property as well as any and all interest thereon and penalties imposed in respect thereof now or hereafter payable; and (b) any present and future rights whatsoever attached to the Immovables or any other Charged Property, as well as all present and future fruits and revenues thereof.
     “Rents” means any and all present and future rents, income, revenues and/or any other amounts produced by or in respect of the Immovables including, for greater certainty, any and all amounts owing and to become owing by any lessee or other Person under any Lease as well as all present and future claims and security therefor and rights to collect and receive same.
     “Senior Secured Notes Indenture” means the Indenture dated as of November 5, 2009, among the Issuers, the Note Guarantors (as defined therein) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time.
     “Special Property” means: (a) any contract, instrument, permit, lease or license or other document as to which and for so long as the creation of a hypothec or other security interest would constitute a violation of a valid and enforceable restriction in favour of a third party on such creation unless and until any required consents were obtained; (b) any contract, instrument, permit, lease, license or other documents as to which and for so long as the creation of a hypothec or other security interest would give any other party to such contract, instrument, permit, lease, license or other document the right to terminate its obligations thereunder; and (c) any contract, instrument, permit, lease or license or other document held by the Grantor to the extent that and for so long as any Applicable Law applicable thereto prohibits the creation of a hypothec or other security interest therein.
     “Title Documents” means all present and future warehouse receipts and similar documents of title relating to Inventory.
     “Titles of Indebtedness” means collectively the Bonds and the Notes and “Title of Indebtedness” means any one of them.
Section 1.2 Severability
     If any one or more of the provisions contained in this Hypothec or any Title of Indebtedness shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of the Attorney, be severable from and shall not affect any other provision of this Hypothec or the Title of Indebtedness, as the case may be, but this Hypothec or the Title of Indebtedness shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Hypothec or the Title of Indebtedness.
Section 1.3 Interpretation and Headings
     The words “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to the whole of this Hypothec including, without limitation, these additional provisions, and not to any particular Section or other portion thereof or hereof and extend to and include any and every document supplemental or ancillary hereto or in implementation hereof. Words in the singular include the plural and words in the plural include the singular. Words importing the masculine gender include the feminine and neuter genders where the context so requires. Words importing the neuter gender include the masculine and feminine genders where the context so requires. The headings do not form part of this Hypothec and have been inserted for convenience of reference only. Any reference to “including” shall mean “including without limitation” whether or not expressly provided.
     All references in this Hypothec to the words “certificated security”; “entitlement holder”, “entitlement order”, “financial asset”, “limited liability company”, “security”, “security certificate”, “securities account”, “security entitlement”, “securities intermediary” and “uncertificated security” shall have the same meanings as such words are defined or used (as the case may be) in the Act Respecting the transfer of Securities and the Establishment of Security Entitlements (Québec); provided that, when used herein, the terms “certificated security” and “uncertificated security” shall be understood to mean a certificated security or uncertificated security, as the case may be, that is held directly by and registered in the name of or endorsed to the Grantor or the Attorney or their respective nominees, as applicable, and not a certificated security or uncertificated security to which the Grantor or the Attorney, as applicable, has a security entitlement.
     Any reference to the “Collateral Agent”, “Attorney”, the “Grantor” or the “Secured Parties” shall be construed so as to include its or their (and any subsequent) successors and any permitted transferees or assignees in accordance with their respective interests.
Section 1.4 Effective Date
     This Hypothec shall take effect upon execution of this Hypothec by the parties hereto notwithstanding that all or any part of the principal amount secured by this Hypothec or by any deposit or pledge of a Title of Indebtedness has not been advanced.

Section 1.5 Currency
     Unless otherwise specified in this Hypothec, all dollar references in this Hypothec are expressed in Canadian dollars.
ARTICLE 2
ISSUE OF BONDS
Section 2.1 Limitation of Issue
     The Bonds which may be created and issued under this Hypothec are limited to a principal amount of TEN BILLION DOLLARS ($10,000,000,000) and may be created and issued for such amounts and on such terms as any director, officer or other Person designated by the Grantor or any Person who has signed this Hypothec for and on behalf of the Grantor may determine. The Grantor acknowledges that the Bonds will constitute “titles of indebtedness” as such term is used in Article 2962 of the Civil Code of Québec.
Section 2.2 Form of Bonds
     The Bonds shall be substantially in the form set out in the First Schedule of this Hypothec. The Bonds shall bear the date of their issuance and shall be payable at the place indicated therein or at any other place subsequently designated by the Attorney. The Bonds shall bear interest from the date of their issuance, both before and after maturity, at the rate of twenty-five percent (25%) per annum. The principal and interest of the Bonds shall be payable on demand, with interest on overdue interest at the aforementioned rate.
Section 2.3 Signature of Bonds
     The Bonds may be signed for and on behalf of the Grantor by any officer or director of the Grantor or any other Person designated by the Grantor, or any Person who has signed this Hypothec for and on behalf of the Grantor.
Section 2.4 Execution
     The execution of the Bonds by the Grantor shall constitute conclusive evidence that the Bonds have been issued hereunder but shall not be construed as a representation or warranty by the Attorney as to the validity of this Hypothec, the security constituted hereby or the Bonds, and the Attorney shall in no way be liable for the use made of the Bonds or the proceeds thereof.
Section 2.5 Hypothecation, Deposit and Assignment
     The Bonds may be hypothecated, pledged, deposited or assigned by the Grantor as security for any indebtedness or any other obligations, direct or indirect, present or future, of the Grantor or any other Person, or may be sold or otherwise alienated by the Grantor. In the event of such hypothecation, pledge, deposit or assignment, the extinction of the underlying indebtedness or obligation shall not constitute payment of the Bonds.
Section 2.6 Rank
     Subject to the First Lien Intercreditor Agreement, all Titles of Indebtedness shall rank equally and shall be equally and rateably secured by the hypothec constituted hereunder.
Section 2.7 Replacement of Bonds
     Upon request from a Bondholder and subject to such reasonable requirements as the Attorney may prescribe (including an indemnity by such Bondholder to the Grantor with respect to any loss, liability and damages incurred by the Grantor resulting from the loss, mutilation or destruction of a Bond certificate), the Grantor shall issue and deliver a new Bond certificate in place of a Bond certificate requiring replacement by reason of such certificate having been lost, mutilated or destroyed or for any other reason.
ARTICLE 3
CHARGE
Section 3.1 Hypothec
(a) To secure the payment of the Obligations and of the expenses and charges incurred by the Attorney to obtain payment of the Obligations or to conserve the Charged Property, the Grantor hereby hypothecates the Charged Property in favour of the Attorney for the principal sum of TEN BILLION DOLLARS ($10,000,000,000), together with interest thereon from the date hereof at the rate of twenty-five percent (25%) per annum, calculated semi-annually and not in advance.
(b) The hypothec granted hereunder does not constitute and shall not constitute nor be construed as a floating hypothec within the meaning of Article 2715 of the Civil Code of Québec.
(c) Special Property. If any Special Property may not be hypothecated without the consent or approval of another Person, then the security granted hereunder shall only apply to such Special Property upon such consent or approval being obtained; provided that, in such event and subject to the Agreed Security Principles, (a) upon the reasonable request of the Attorney in relation to Special Property that it considers to be material, the Grantor shall use commercially reasonable efforts to obtain such consent or approval and (b) the Grantor shall, to the extent it may do so at law or pursuant to the provisions of the contract or interest in question, be deemed to hold in trust and as mandatary for and on behalf of the Attorney, such Special Property and all of the right, title and interest of the Grantor in and to such Special Property and any warranties, guarantees and other rights which the Grantor may have in relation to such Special Property, together with all benefits, advantages and obligations to be derived therefrom, until such necessary consent or approval is obtained or until such time as such consent or approval is no longer required, whichever is earlier, at which time such Special Property shall automatically be hypothecated to and in favour of the Attorney in accordance with the terms hereof; and if any requisite consent or approval to the hypothecation of any Special Property cannot be obtained, the Grantor and the Attorney shall cooperate with each other in order to provide the Attorney with the benefit of any Special Property that has not been hypothecated and that is held by the Grantor pursuant hereto; and the Grantor acknowledges that it shall not have any discretion to deal with any such Special Property, except to the extent that the Grantor may be authorized to do so by the Attorney or if otherwise permitted to do so under the Principal Finance Documents.
Section 3.2 Continuing Security
     The hypothec created herein is a continuing security and will subsist notwithstanding any fluctuation or repayment of the obligations hereby secured. The Grantor shall be deemed to obligate itself again, as provided in Article 2797 of the Civil Code of Québec, with respect to any future obligation hereby secured.
Section 3.3 Representations, covenants, etc.
(a) The Grantor hereby declares, represents, warrants and covenants that as of the date of this Hypothec and at all times during which this Hypothec is in effect, and subject to the provisions of the Principal Finance Documents:
(i)	the representations and warranties made by the Grantor as Loan Party in Section 3.01 (Organization; Powers), 3.02 (Authorization), 3.03 (Enforceability), 3.06 (No Material Adverse Change), 3.09 (Litigation; Compliance with Laws), 3.10 (Agreements), 3.19 (Security Documents) and 3.22 (Solvency) of the Credit Agreement, are true and accurate as regards the Grantor and this Hypothec;

(ii)	as of the date hereof, other than the immovable property(ies) listed in the Second Schedule of this Hypothec, the Grantor is not the registered or beneficial owner of any other immovable property in the Province of Québec.
(b) The representations and warranties contained in this Section 3.3 will be deemed to be repeated as true and correct in all material respects by the Grantor on the date of a Credit Event (as defined in the Credit Agreement) during the term of this Hypothec with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.
ARTICLE 4
ADDITIONAL PROVISIONS WITH RESPECT TO THE
HYPOTHEC ON CLAIMS, RELATED PROPERTY, RENTS AND
HYPOTHECATED SECURITIES
Section 4.1 Debt Collection
     The Attorney hereby authorizes the Grantor to collect all Claims, Related Property and/or Rents forming part of the Charged Property as the same fall due and payable according to the terms of each of the documents evidencing such Claims, Related Property and/or Rents.
Section 4.2 Withdrawal of Authorization to Collect
     The Attorney may if an Enforcement Event has occurred and is continuing, withdraw the authorization granted above, by giving notice as prescribed by Applicable Law, whereupon the Attorney shall immediately be entitled to collect all Claims, Related Property and/or Rents referred to in such notice. The debtors under such Claims, Related Property and/or Rents shall comply with the notice sent by or on behalf of the Attorney and thereafter shall pay all Claims, Related Property and/or Rents to the Attorney without inquiry into the state of accounts between the Attorney and the Grantor or between any Holder and the Grantor.
Section 4.3 Accounts and Records
     Should the Attorney serve a notice withdrawing the authorization granted to the Grantor to collect the Claims, Related Property and/or Rents as provided for above, the Grantor hereby agrees that all accounts and records maintained by the Attorney with respect to any such Claims, Related Property and/or Rents received and their application by the Attorney shall be prima facie conclusive and binding unless proven to be wrong or incorrect.
Section 4.4 Assignment of Claims subject to the Financial Administration Act
     As security for the Obligations, the Grantor hereby assigns absolutely to the Attorney all its present and future Claims which are subject to Sections 67 and 68 of the Financial Administration Act (Canada) and the provisions of the Act Respecting the Ministère du revenu (Québec). The Attorney may, at any time, fulfil any formalities required by Applicable Law to make this assignment enforceable. Claims assigned in accordance with the provisions of this section shall be deemed to constitute Charged Property.

Section 4.5 Powers in Connection with Collection of Claims, Related Property and Rents
     Without limiting or otherwise restricting the Attorney’s rights as set forth herein or under Applicable Law, following the occurrence of an Enforcement Event that is continuing, the Attorney is irrevocably authorized in connection with the collection of the Claims, Related Property and/or Rents, as the Grantor’s agent and mandatary, to:
(a) grant delays, take or abandon any security;
(b) grant releases and discharges, whole or partial, with or without consideration;
(c) endorse all cheques, drafts, notes and other negotiable instruments issued to the order of the Grantor in payment of the Claims, Related Property and/or Rents;
(d) take conservatory measures and appropriate proceedings to obtain payment of the Claims, Related Property and/or Rents;
(e) negotiate and settle out of Court with the debtors of the Claims, Related Property and/or Rents, their trustee if there is a bankruptcy or insolvency, or any other legal representative, the whole as it deems appropriate; and
(f) deal with any other matter relating to the Claims, Related Property and/or Rents, in its discretion, without the intervention or the consent of the Grantor;
the Attorney shall not however be liable for any damages or prejudice which may result from its fault, other than its intentional fault, wilful misconduct or gross negligence.
Section 4.6 Collection of Debts by Grantor
     If, despite the withdrawal of authorization by the Attorney in accordance with the terms hereof, any Claims, Related Property and/or Rents are paid to the Grantor, the Grantor shall be deemed to have received such amounts for the account and on behalf of the Attorney and shall pay all such amounts to or to the order of the Attorney forthwith upon receipt.
Section 4.7 Further Assurances
     As and when requested by the Attorney, following the occurrence of an Enforcement Event that is continuing, the Grantor shall remit to the Attorney all documents which are reasonably necessary for the purposes set forth in this Article 4, shall sign any reasonably necessary documents without delay, and, as the case may be, shall collaborate, in a reasonable commercial manner, in the collection by the Attorney of the Claims, Related Property and/or Rents, all at the Grantor’s sole cost and expense.
Section 4.8 Waiver
     The Grantor hereby waives any obligation the Attorney may have to inform the Grantor of any irregularity in the payment of any Claims, Related Property and/or Rents.
Section 4.9 Hypothecated Securities
(a) If an Enforcement Event has occurred and is continuing, the Attorney shall have the right (but shall not be obliged) to have any uncertificated securities or certificated securities included in the Charged Property registered in its name or in the name of its nominee; and for such purpose the Grantor shall comply with paragraph (f) or (g) below, as applicable, upon the request of the Attorney.
(b) If an Enforcement Event has occurred and is continuing, the Attorney shall have the right (but shall not be obliged) to become or have its nominee become the entitlement holder with respect to any security entitlements or investment property included in the Charged Property; and for such purpose the Grantor shall comply with Section (f) below upon the request of the Attorney.
(c) As the registered holder of any uncertificated securities or certificated securities or the entitlement holder with respect to any investment property included in the Charged Property, the Attorney, if any Enforcement Event shall have occurred and is continuing, shall be entitled (but shall not be obliged, bound or required) to exercise any of the rights that any holder of such securities or such entitlement holder may at any time have. The Attorney will not be responsible for any loss occasioned by its exercise of any of such rights or by failure to exercise the same within the time limited for the exercise thereof.
(d) The Attorney shall have no obligation to protest any of the Hypothecated Securities, to take any steps to interrupt prescription, to protect the Hypothecated Securities against any depreciation or reduction in value, to make any productive use of the Hypothecated Securities, or to protect the Grantor against any loss relating in any way to the Hypothecated Securities. Without prejudice to its other rights hereunder, the Attorney may, at its discretion, comply with all provisions of Applicable Law with which the holder of any Hypothecated Securities is required to comply.
(e) Notwithstanding any other term of this Hypothec, and subject to the terms of the Principal Finance Documents, unless an Enforcement Event has occurred and is continuing, the Grantor is entitled to receive or pay dividends or other distributions, vote any Hypothecated Securities, give consents, waivers and ratifications in respect of any Hypothecated

Securities and exercise all rights and powers in respect of the Charged Property.
(f) To enable the Attorney to render opposable to third parties and to better protect its hypothec in the Hypothecated Securities, promptly upon request from time to time by the Attorney acting on the instructions of the Applicable Representative, the Grantor shall, subject to the Agreed Security Principles:
(i)	deliver (or use its best efforts to cause to be delivered) to the Attorney, endorsed to the Attorney or such nominee as it may direct and/or accompanied by such instruments of assignment and transfer in such form and substance as the Attorney may reasonably request, any and all instruments, certificated securities, letters of credit, documents of title and other instruments included in or relating to the Hypothecated Securities as the Attorney may specify in its request, to be held by the Attorney subject to the terms of this Hypothec;

(ii)	direct the issuer of any and all certificated securities included in or relating to the Hypothecated Securities as the Attorney may specify in its request to register the applicable security certificates in the name of the Attorney or such nominee as it may direct;

(iii)	direct the issuer of any and all uncertificated securities included in or relating to the Hypothecated Securities, as the Attorney may specify in its request, to register the Attorney or such nominee as it may direct as the registered owner of such uncertificated securities; and

(iv)	direct the securities intermediary for any security entitlements or securities accounts included in or relating to the Hypothecated Securities, as the Attorney may specify in its request, to transfer any or all of the financial assets to which such security entitlements or securities accounts relate to such securities account or securities accounts as the Attorney may specify such that the Attorney shall become the entitlement holder with respect to such financial assets or, if any Enforcement Event has occurred and is continuing, the Person entitled to exercise all rights with respect to such securities account.
(g) Promptly upon request from time to time by the Attorney acting on the instructions of the Applicable Representative, but subject to the Agreed Security Principles, the Grantor shall give its consent in writing to:
(i)	the entering into by any issuer of any uncertificated securities included in or relating to the Hypothecated Securities, as the Attorney may specify in its request, of a

Control Agreement with the Attorney in respect of such uncertificated securities, which consent may be incorporated into an agreement to which such issuer, the Attorney and the Grantor are parties; and

(ii)	the entering into by any securities intermediary for any securities accounts or security entitlements included in or relating to the Hypothecated Securities, as the Attorney may specify in its request, of a Control Agreement with the Attorney in respect of such securities accounts or security entitlements, which consent may be incorporated into an agreement to which such securities intermediary, the Attorney and the Grantor are parties.
(h) Unless otherwise permitted under the Principal Finance Documents, the Grantor covenants that it will not consent to, and represents and warrants to the Attorney that it has not heretofor consented to:
(i)	the entering into by any issuer of any uncertificated securities included in or relating to the Hypothecated Securities of a Control Agreement in respect of such uncertificated securities with any Person other than the Attorney or such nominee or agent as it may direct; or

(ii)	the entering into by any securities intermediary for any securities accounts or security entitlements included in or relating to the Hypothecated Securities of a Control Agreement with respect to such securities accounts or security entitlements with any Person other than the Attorney or such nominee or agent as it may direct.
ARTICLE 5
REMEDIES
Section 5.1 Acceleration
     If an Enforcement Event occurred and is continuing, all the Attorney’s rights and remedies under this Hypothec and otherwise under Applicable Law shall immediately become enforceable and the Attorney shall, in addition to any other rights, recourses and remedies it has, forthwith be entitled to exercise any and all hypothecary rights prescribed by the Civil Code of Québec.
Section 5.2 Agent
     The Attorney may appoint any one or more agents who shall be entitled to exercise the powers and rights vested in the Attorney pursuant to this Hypothec and under Applicable Law.

Section 5.3 Attorney May Act on Advice of Professionals
     The Attorney may execute any of the powers imposed or conferred upon it under this Hypothec, and perform any duties required of it, by or through attorneys or agents and, in relation to this Hypothec, may act on the opinion or advice of or information obtained from any lawyer, valuer, surveyor, broker, auctioneer, accountant or other expert, whether obtained by the Attorney or by the Grantor or otherwise, and, except to the extent provided in the Principal Finance Documents, shall not be responsible for any loss occasioned by acting or not acting thereon, unless occasioned by its intentional fault, wilful misconduct or gross negligence, and shall be entitled to take legal or other advice and employ such assistance as may be necessary to the proper discharge of its duties, and to pay proper and reasonable compensation to such agents and attorneys for all such legal and other advice or assistance as aforesaid.
Section 5.4 Attorney’s Right to Perform Obligations
The Grantor irrevocably appoints the Attorney to be its attorney (mandatary) and in its name, on its behalf to execute, deliver and render opposable to third parties all documents and do all things which the Attorney may consider to be required or desirable for:
(a) carrying out any obligation imposed on the Grantor by this Hypothec or any other agreement binding on the Grantor to which the Attorney is a party (including the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Charged Property);
(b) enabling the Attorney to exercise, or delegate the exercise of, all or any of the Collateral Rights; and
(c) enabling any receiver to exercise or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Hypothec or by law, provided always that the Attorney may only be entitled to exercise the powers conferred upon it by the Grantor under this Section 5.4 if:
(a)	an Enforcement Event has occurred and is continuing; and/or
(b) the Attorney has received notice from the Applicable Representative, the Loan Parties’ Agent and/or the Grantor that the Grantor has failed to comply with a further assurance or perfection obligation within 10 Business Days of the Grantor being notified of that failure (with a copy of that notice being sent to the Loan Parties’ Agent), provided further that the Attorney shall not be obliged to exercise the powers conferred upon it by the Grantor under this Section 5.4 unless and until it shall have been (a) instructed to do so by the Applicable

Representative and (b) indemnified and/or secured and/or prefunded to its satisfaction.
Section 5.5 Mise en demeure
     Except as otherwise expressly provided herein or in the Principal Finance Documents, no notice or mise en demeure of any kind shall be required to be given to the Grantor by the Attorney for the purpose of putting the Grantor in default, the Grantor being in default by the mere lapse of time allowed for the performance of an obligation or by the mere happening of an event constituting an Enforcement Event.
     Moreover, notwithstanding anything to the contrary herein or in the Credit Agreement, the Attorney may sell or otherwise dispose of any Hypothecated Securities which are “securities” or “security entitlements” (within the meaning of An Act Respecting the Transfer of Securities and Establishment of Security Entitlements (Québec)), without having to give a prior notice, obtain voluntary surrender thereof or observe the time limits prescribed by Applicable Law, provided that the Attorney shall use commercially reasonable efforts to provide the Grantor with a notice concurrently with such sale or other disposition, provided further that any failure or delay in providing such notice shall not prejudice or be detrimental to any of the rights and/or recourses of the Attorney hereunder.
Section 5.6 Exercise of Recourses
     In exercising any of the rights, recourses or remedies available hereunder, the Attorney may at its discretion, in respect of all or any part of the Charged Property or any other security held by the Attorney, exercise such rights, recourses and remedies as are available hereunder or under Applicable Law, as it elects to exercise, without prejudicing the other rights, recourses and remedies available to the Attorney in respect of all or part of the Charged Property or any other hypothec or other security held by the Attorney. The Attorney may exercise any of such rights, recourses and remedies in respect of all or any part of the Charged Property (or any other security held by the Attorney), simultaneously or successively. It is further understood that the Attorney shall be entitled to exercise and enforce all of the rights and remedies available to it, free from any control of the Grantor provided, however, that the Attorney shall not be bound to realize any specific security nor exercise any right or remedy as aforesaid and shall not be liable for any loss which may be occasioned by any failure to do so.
Section 5.7 Surrender
     Subject to the rights of the Grantor under Applicable Law to oppose any hypothecary right of the Attorney hereunder, if a prior notice of the Attorney’s intention to exercise a hypothecary right is given to the Grantor, the Grantor shall, and shall cause any other Person in possession of the Charged Property subject to such prior notice, to promptly surrender same to the Attorney and shall execute, and cause to be executed all deeds and documents required to evidence such surrender to the Attorney.
Section 5.8 Extension of Time and Waiver
     Neither any extension of time given by the Attorney to the Grantor or any Person claiming through the Grantor, nor any amendment to this Hypothec or other dealing by the Attorney with a subsequent owner of the Charged Property will in any way affect or prejudice the rights of the Attorney against the Grantor or any other Person or Persons liable for payment of the Obligations or any indebtedness secured by any pledge or deposit of a Bond. The Attorney may waive any Enforcement Event in its sole discretion. No waiver will extend to a subsequent Enforcement Event, whether or not the same as or similar to the Enforcement Event waived, and no act or omission by the Attorney will extend to, or affect, any subsequent Enforcement Event or the rights of the Attorney arising from such Enforcement Event. Any such waiver must be in writing and signed by the Attorney. No failure on the part of the Attorney or the Grantor to exercise, and no delay by the Attorney or the Grantor in exercising, any right pursuant to this Hypothec will operate as a waiver of such right. No single or partial exercise of any such right will preclude any other or further exercise of such right.
Section 5.9 Cancellation of Hypothec and Release
     The security constituted by this Hypothec shall be cancelled and released:
(a) by the Attorney (acting on the instructions of the Applicable Representative) at the request and cost of the Grantor, upon the Obligations being irrevocably paid or discharged in full and none of the Secured Parties being under any further actual or contingent obligation to make advances or provide other financial accommodation to the Grantor or any other Person under any of the Loan Documents; or
(b) in accordance with, and to the extent required by, the Intercreditor Arrangements (to the extent it is possible to give effect to such arrangements under the laws of the Province of Québec and the federal laws of Canada applicable therein).
     Moreover, if the Grantor disposes of any Charged Property and that disposal is permitted by the Principal Finance Documents, such Charged Property shall, unless an Enforcement Event has occurred and is continuing, be automatically released from the security created under this Hypothec with effect from the day of such disposal and the Attorney (at the expense and cost of the Grantor) shall do all such acts which are reasonably requested by the Grantor in order to release the relevant Charged Property from the security created under this Hypothec. Any or all of the Charged Property shall also be released in accordance with and to the extent permitted by the Intercreditor Arrangements.

Section 5.10 Application of proceeds
     All amounts received by the Attorney or a receiver, whether in the exercise of that Person’s powers or otherwise, shall (subject to the claims of all secured and unsecured creditors (if any) ranking in priority to the security created by this Hypothec) be applied in accordance with the provisions of the Intercreditor Arrangements.
ARTICLE 6
ADDITIONAL RIGHTS OF THE ATTORNEY
Section 6.1 Additional Rights
(a) The Grantor agrees that if an Enforcement Event has occurred and is continuing, the provisions set forth below shall apply to supplement the provisions of any Applicable Law and without limiting any other provisions of this Hypothec dealing with the same subject matter; provided always that the Attorney may only be entitled to exercise the powers conferred upon it by the Grantor under this Section 6.1 if an Enforcement Event has occurred and is continuing; provided further that the Attorney shall not be obliged to exercise the powers conferred upon it by the Grantor under this Section 6.1 unless and until it shall have been (a) instructed to do so by the Applicable Representative and (b) indemnified and/or secured and/or prefunded to its satisfaction.
(b) The Grantor agrees that the Attorney may but is not obliged to, at the expense of the Grantor, for the purposes of protecting or realizing upon the value of the Charged Property or its rights:
(i)	cease or proceed with, in any way the Attorney sees fit, any enterprise of the Grantor, and the administration of the Charged Property, including, without limiting the generality of the foregoing:
A)	sign any credit agreement, security document, lease, service contract, construction contract, management contract, development contract, maintenance contract or any other agreement, contract, deed or other document in the name of and on behalf of the Grantor in connection with the Charged Property or any enterprise of the Grantor and renew, cancel or amend from time to time any such agreement, contract, deed or other document;

B)	maintain, repair, renovate, operate, alter, complete, preserve or extend any part of the Charged Property in the name of the Grantor including undertaking or completing any construction work at the Grantor’s expense;

C)	consent to or terminate in the name of the Grantor any servitude or other real right affecting the Charged Property;

D)	reimburse for and on behalf of the Grantor any third Person having a claim against any part of the Charged Property;

E)	borrow money or lend its own funds for any purposes related to the Charged Property; and

F)	receive the revenues, rents, fruits, products and profits from the Charged Property and endorse any cheque, securities or other instrument;
(ii)	dispose of any part of the Charged Property likely to rapidly depreciate or decrease in value;

(iii)	use the information it has concerning the Grantor or any information obtained during the exercise of its rights except as may be otherwise provided in the Principal Finance Documents or any confidentiality agreement;

(iv)	fulfil any of the undertakings of the Grantor or of any other Person;

(v)	use, administer and exercise any other right pertaining to the Charged Property; and

(vi)	do all such other things and sign all documents in the name of the Grantor as the Attorney may deem necessary or useful for the purposes of exercising its rights, recourses and remedies hereunder or under Applicable Law.
(c) In the event of the exercise by the Attorney of any right, recourse or remedy following the occurrence of an Enforcement Event which is continuing:
(i)	any and all sums of money remitted to or held by the Attorney may be invested at its discretion, without the Attorney being bound by any legislative provisions relating to the investment or administration of the property of others; the Attorney is not obliged to invest or pay interest on amounts collected even where such amounts exceed the amounts due by the Grantor;

(ii)	the Attorney may itself, directly or indirectly, become the owner of the whole or any part of the Charged Property to the extent not prohibited by Applicable Law;

(iii)	the Attorney may, at the time it exercises its rights, renounce to a right belonging to the Grantor, make settlements and grant discharges and mainlevées, even without consideration;

(iv)	in the event the Attorney exercises its hypothecary right of taking in payment and the Grantor requires the Attorney to sell the whole or any part of the Charged Property, the Grantor acknowledges that the Attorney shall not be required to renounce to its hypothecary right of taking in payment unless, prior to the expiration of the time limit to surrender, the Attorney (i) shall have received security, which the Attorney deems satisfactory, to the effect that the sale will be made at a price sufficient to pay all amounts owing under the Titles of Indebtedness and to enable the Attorney to be paid its claim in full, (ii) shall have been reimbursed the costs and expenses it shall have incurred, and (iii) shall have been advanced all amounts necessary for the sale of the Charged Property;

(v)	in the event that the Attorney sells the whole or any part of the Charged Property, it will not be required to obtain any prior appraisal from a third party; and

(vi)	the sale of the Charged Property may be made with legal warranty on the part of the Grantor or, at the option of the Attorney, with total or partial exclusion of warranty.
(d) None of the Attorney, its nominee(s) or any receiver or Delegate appointed pursuant to this Hypothec shall be liable by reason of (a) taking any action permitted by this Hypothec or (b) any neglect or default in connection with the Charged Property or (c) the taking possession or realisation of all or any part of the Charged Property, except to the extent provided in the Principal Finance Documents.
(e) If any Enforcement Event has occurred and is continuing, the Attorney will not be liable or responsible for any failure to seize, collect, realize, or obtain payment with respect to the Charged Property and is not bound to institute proceedings or to take other steps for the purpose of seizing, collecting, realizing or obtaining possession or payment with respect to the Charged Property or for the purpose of preserving any rights of the Attorney, the Grantor or any other Person, in respect of the Charged Property. The Attorney will not be liable or responsible for any loss occasioned by any sale or other dealing with the Charged Property or by the retention of or failure to sell or otherwise deal with the Charged

Property or bound to protect the Charged Property from depreciating in value or becoming worthless.
Section 6.2 Reasonable Care
     The powers conferred on the Attorney hereunder are solely to protect its interest in the Charged Property and shall not impose any duty on it to exercise any such powers. Except for reasonable care (discussed below) of any Charged Property in its possession and the accounting for moneys actually received by it hereunder, the Attorney shall have no duty as to any Charged Property or responsibility for:
(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Charged Property, whether or not the Attorney has or is deemed to have notice or knowledge of such matters, or
(b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Charged Property.
     The Attorney is required to exercise reasonable care in the custody and preservation of any of the Charged Property in its possession; provided, however, the Attorney shall be deemed to have exercised reasonable care in the custody and preservation of any of the Charged Property if it exercises the same degree of care as it would exercise with respect to its own property kept at the same place or if it takes such action for that purpose as the Grantor requests in writing at times but failure of the Attorney to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.
ARTICLE 7
THE ATTORNEY
Section 7.1 Acting as the Person Holding the Power of Attorney
     The Grantor hereby acknowledges and consents that the Attorney shall hold the hypothec granted pursuant to this Hypothec for the benefit of the Holders and shall act as “fondé de pouvoir” of the Holders within the meaning of Article 2692 of the Civil Code of Québec. The Attorney may perform any act necessary to the performance of its duties.
     To the extent necessary or otherwise required by Applicable Law, and without prejudice to any such appointment or designations in the Principal Finance Documents or any other agreement or instrument, the Grantor hereby (i) appoints and designates the Attorney as the “fondé de pouvoir” of the Holders within the meaning of Article 2692 of the Civil Code of Québec and (ii) waives the benefit of Section 32 of the Act respecting the Special Powers of Legal Persons (Québec).

Section 7.2 Subsequent Holders of Titles of Indebtedness
     Any Person who becomes a Holder shall benefit from the provisions hereof and the appointment of the Attorney as “fondé de pouvoir” of the Holders and, upon becoming a Holder, irrevocably authorizes the Attorney to perform such function. Each Holder of a Title of Indebtedness, by its acceptance thereof (a) acknowledges that the first issue of a Title of Indebtedness has been or may be purchased from the Grantor by the Attorney, by underwriting, purchase, subscription or otherwise, and (b) waives the benefit of Section 32 of the Act respecting the Special Powers of Legal Persons (Québec).
Section 7.3 Protection of Persons Dealing with Attorney
     No Person dealing with the Attorney or its agents need inquire whether the hypothec hereby constituted has become enforceable or whether the powers which the Attorney is purporting to exercise have become exercisable.
Section 7.4 Delegation of Powers
     Subject to Section 4.05 of the First Lien Intercreditor Agreement, the Attorney and any receiver shall have full power to delegate to another Person (either generally or specifically) the powers, authorities and discretions conferred on it by this Hypothec (including the power of attorney) on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise, any subsequent delegation or any revocation of such power, authority or discretion by the Attorney or the receiver itself. The Agent shall not be responsible for damages resulting from such delegation or from any fault committed by the Delegate.
Section 7.5 Possession or Production of Titles of Indebtedness not Required
     The Attorney may exercise all of its rights hereunder without possession of the Titles of Indebtedness and without having to produce same in support of any judicial proceeding or trial in connection therewith.
Section 7.6 Resignation and Removal of Attorney
     The Attorney may at any time resign hereunder in accordance with the terms and conditions of Section 4.6 of the First Lien Intercreditor Agreement, which shall apply mutatis mutandis to the Attorney, in its capacity as fondé de pouvoir. Any new “fondé de pouvoir” replacing the Attorney further to such resignation, without further act, shall be vested with and have the rights and powers granted to the Attorney hereunder and shall be subject in all respects to the conditions and provisions hereof.

Section 7.7 Liability of Attorney
     The Attorney shall have each of the protections, immunities, rights, indemnities and benefits conferred on the Collateral Agent under the First Lien Intercreditor Agreement, the Credit Agreement and the Senior Secured Notes Indentures, in its capacity as fondé de pouvoir and such protections, immunities, rights, indemnities and benefits shall apply to this Agreement as if set out in full herein.
ARTICLE 8
SCHEDULES
Section 8.1 First Schedule
     The following is the First Schedule referred to in this Hypothec:

BOND

CANADA		No.: _______
PROVINCE OF QUÉBEC		Cdn$_______
REYNOLDS FOOD PACKAGING CANADA INC. / EMBALLAGE ALIMENTAIRE REYNOLDS CANADA INC., a legal person governed by the laws of Canada (hereinafter called the “Grantor”), for value received, promises to pay, on demand, to THE BANK OF NEW YORK MELLON as Collateral Agent (the “Agent”) under the First Lien Intercreditor Agreement (as defined in the Deed of Hypothec itself defined below) or to its order, at its office located at 101 Barclay Street, Floor 4E, New York, NY 10286, or at such other place as it may direct, the sum of ______________________ dollars ($____________), in lawful money of Canada, with interest thereon from the date hereof at the rate of twenty-five percent (25%) per annum, both before and after maturity, with interest on overdue interest at the same rate.
This Bond is issued under and secured by a Deed of Hypothec (as amended, modified or supplemented from time to time, the “Deed of Hypothec”) executed by the Grantor before Notary Lucie Boulanger, on September 1st, 2010, in favour of THE BANK OF NEW YORK MELLON as fondé de pouvoir for the Holders (as defined in the Deed of Hypothec) and this Bond is subject to, and its holder is bound by, the provisions of the Deed of Hypothec and the Bond Pledge Agreement entered into on the date hereof between the Grantor and the Agent in respect of this Bond.
This Bond shall be deemed to be a “Security Document” as such term is defined in the First Lien Intercreditor Agreement (as defined in the Deed of Hypothec) and a “Security Document” under the Credit Agreement (as defined in the Deed of Hypothec).

This Bond shall be governed by the laws of the Province of Québec and the laws of Canada applicable therein.
IN WITNESS WHEREOF the Grantor has caused this Bond to be signed by its undersigned representative and to be dated the ________ day of _____.

REYNOLDS FOOD PACKAGING CANADA INC. / EMBALLAGE ALIMENTAIRE REYNOLDS CANADA INC.

Per:

Section 8.2 Second Schedule
     The following is the Second Schedule referred to in this Hypothec:
     DESCRIPTION OF IMMOVABLE PROPERTY(IES)
     NIL
ARTICLE 9
MISCELLANEOUS
Section 9.1 General Indemnity
     To the extent set out in Section 4.11 of the First Lien Intercreditor Agreement, the Grantor shall, notwithstanding any release or discharge of all or any part of the security, indemnify the Attorney, its agents, attorneys, nominee(s), any Delegate and any receiver against any action, proceeding, claims, losses, liabilities, expenses, demands, taxes, and costs which it may sustain as a consequence of any breach by the Grantor of the provisions of this Hypothec, the exercise or purported exercise of any of the rights and powers conferred on them by this Hypothec or otherwise relating to the Charged Property.
Section 9.2 Amendments and Waivers
     No amendment or waiver of any provision of this Hypothec shall be effective unless in writing and signed by the party against whom enforcement is sought.
Section 9.3 Waivers
     No course of dealing on the part of the Attorney, its officers, employees, consultants or agents, nor any failure or delay by the Attorney with respect to exercising any right, power or privilege of the Attorney shall operate as a waiver thereof.
Section 9.4 Payment to Third Parties
     If the Attorney is at any time or from time to time required to make a payment in connection with the security constituted by this Hypothec, such payment and all reasonable costs of the Attorney (including legal fees and other expenses) shall be immediately payable by the Grantor to the Attorney.
Section 9.5 Notices
     All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with the provisions of the First Lien Intercreditor Agreement.
Section 9.6 Governing Law
     This Hypothec shall be governed by and construed in accordance with the Applicable Law of the Province of Québec and the Applicable Law of Canada.
Section 9.7 Assignment
     The Attorney may assign and/or transfer all or part of its rights or obligations under this Hypothec to any replacement collateral agent appointed in accordance with the First Lien Intercreditor Agreement. The Grantor shall not assign or transfer any of its rights or obligations under this Hypothec without the prior written consent of the Attorney (acting in accordance with the First Lien Intercreditor Agreement).
Section 9.8 Paramountcy
     This Hypothec, the security interests created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the terms of the Intercreditor Arrangements. In the event of inconsistency or contradiction between the provisions of this Hypothec and those of the Intercreditor Arrangements, the provisions of the Intercreditor Arrangements shall prevail except that the provisions hereof shall prevail insofar as they relate to the creation and enforcement of the hypothec created hereby.
Section 9.9 Security Document
     This Hypothec shall be deemed to be a “Security Document” as such term is defined in the First Lien Intercreditor Agreement.

Section 9.10 Language
     The parties hereto confirm that they have requested that this Hypothec and all related documents be drafted in English. Les parties aux présentes ont exigé que le présent acte et tous les documents connexes soient rédigés en anglais.
WHEREOF ACTE:
THUS DONE AND PASSED, at the City of Montréal, Province of Québec, and remaining of record in the office of the undersigned Notary, under the minute number one thousand two hundred and twenty-four (1224).
AND after the Grantor and the Attorney had declared to the undersigned Notary that they had taken cognizance of the present deed and had exempted the undersigned Notary from reading same or causing same to be read, the said representatives of the Grantor and the Attorney signed this deed in the presence of the undersigned Notary who also signed.

THE BANK OF NEW YORK MELLON
/s/ Lana Rabinovitch
Per: Lana RABINOVITCH

REYNOLDS FOOD PACKAGING CANADA INC. / EMBALLAGE ALIMENTAIRE REYNOLDS CANADA INC.
/s/ Marc-Antoine La Rochelle
Per: Marc-Antoine LA ROCHELLE

/s/ Lucie Boulanger
Lucie Boulanger, Notary